Exhibit 31.1

                  OFFICER'S CERTIFICATE PURSUANT TO SECTION 302

 I, C. A. Rundell, Jr., the Chief Executive Officer of Integrated Security Systems, Inc. (the "Company") certify that:

         1. I have reviewed this annual report on Form 10-KSB of Integrated Security Systems, Inc.;

         2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

         3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in this annual report;

         4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14 for the Company and have:

                (a) Designed such disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

                (b) Evaluated the effectiveness of the Company's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report; and

                (c) Presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the evaluation date.

         5. I have disclosed, based on our most recent evaluation, to the Company's auditors and the audit committee of the Company's board of directors (or persons performing the equivalent functions):

                (a) All significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

                (b)   Any  fraud,   whether  or  not  material,   that  involves
         management or other employees who have a significant role in the Company's internal controls.

         6. I have indicated in this annual report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weakness.

 Date:  October 14, 2003


 /s/ C. A. RUNDELL, JR.
 -------------------------------------
 C. A. Rundell, Jr.,
 Chief Executive Officer and Principal
 Executive and Financial Officer